EXHIBIT 10.1.1


                       FIRST ADDENDUM TO LEASE AGREEMENT
                       ---------------------------------

         This First Addendum was entered into on the dates indicated below and is effective October 6, 1999. This first addendum modifies the Lease Agreement between Kyung Park and Bang Park ("Landlord") and MegaMedia Networks, Inc. ("Tenant") dated June 14, 1999 ("Lease").

         In consideration of the mutual covenants contained herein and other valuable consideration, the parties agree to amend the Lease as provided herein. The following numbered paragraphs refer to the same numbered paragraphs in the Lease and said paragraphs remain in effect except to the extent specifically modified.

         1. (b) THE PREMISES. Tenant desires to lease the second and first floors of the Building. Therefore, the Premises shall now include the entire Building and grounds generally known as 57 West Pine Street, Orlando, Florida.

                  (c) READY FOR OCCUPANCY. The Premises are accepted by the Tenant in "as is" condition without any obligation or expectation of the Landlord.

                  (h) SECURITY DEPOSIT. The Security Deposit has been increased from $5,000.00 to $12,000.00 with execution of this Addendum.

                  (m) USE OF PREMISES. The Premises may be used for any purpose authorized under the existing zoning ordinances, subject to the other provisions of the Lease.

                  (s) LIABILITY INSURANCE LIMITS. The amount of liability insurance maintained by the Tenant shall be adjusted as necessary based upon the use of the Premises from time to time.

         4.1 BASE RENT. The Base Rent shall now be as provided below. No Base Rent shall accrue or be charged for the first floor and second floor until January 1, 2000. Base Rent shall continue on the third floor as provided in the Lease until December 31, 1999. Thereafter the Base Rent for the Premises shall be as follows:

          (a) January 1, 2000 through and including May 30, 2000    $11,140.00 per month
          (b) June 1, 2000 through and including May 30, 2001       $11,685.00 per month
          (c) June 1, 2001 through and including May 30, 2002       $12,230.00 per month

         5.1 COMMON AREAS. Tenant shall have the exclusive use of the Common Areas.

         5.2 MAINTENANCE: Tenant shall be responsible for all maintenance expenses of the Building and Premises. As to the elevator and air conditioners, the Landlord shall remain liable for major repairs or replacement of the air conditioning or elevator system reasonably deemed other than normal maintenance items. Notwithstanding the foregoing, the Tenant accepts the air conditioning systems in "as is" condition and all additions or replacements shall become the property of the Landlord. The Tenant shall maintain the maintenance contract for the elevator.

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         5.3 ASSESSMENTS. There are no other pending expenses to be assessed to the Tenant except as follows:

         Tenant's portion of the elevator maintenance contract, air conditioning for the lobby and the Building hazard insurance premium, all are prorated as of October 6, 1999. The parties have agreed that the amount due for these items is $_______ which has been paid with execution of this agreement.

         7.3 RULES AND REGULATIONS. This paragraph is now not applicable and is deleted.

         9.2 SIGN/DIRECTORY. Tenant shall have exclusive use of any directory and is entitled to all signage rights and benefits subject to the provisions in the Lease not in conflict with this exclusivity right.

         12.2 ARTICLES 12 AND 13. The public liability policy maintained by Tenant shall be amended to note the additional space. Tenant agrees at all times at it's expense to maintain in the name of the Landlord and any other parties designated by Landlord, a hazard insurance policy with extended coverage, to the extent of at least ninety (90%) percent of the full insurable value of the Building. Such insurance shall be carried with companies reasonably satisfactory to Landlord. Such insurance shall be non-cancelable except with thirty (30) days prior written notice. The proceeds of such insurance shall be for use by Landlord as provided in the Lease.

         16.2 REAL ESTATE TAXES. The parties agree that Tenant's proportionate share of the real estate taxes for the third floor for 1999 shall be 36% of the total bill for the Premises prorated for six months (i.e., 18%) and 64% of the total bill for the Premises for 1999 for the first and second floors prorated for three months (i.e., 16%) for a total liability of 34% of the entire tax bill.

         MISCELLANEOUS. Tenant shall provide Landlord with copies of all blue prints, plumbing plans and wiring schematics for the Premises as same are used from time to time for the Premises.

         RATIFICATION. Except as specifically provided herein all provision of the Lease Agreement between the parties not inconsistent herewith are ratified and reaffirmed.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers the day and year first above written.

     AS TO LANDLORD:

/s/ Dwayne E. Smith                  /s/ Kyung Park
Print Name: Dwayne E. Smith          KYUNG PARK

/s/ A. J. Stanton, Jr.               /s/ Bank Park
Print Name: A. J. Stanton, Jr.       BANG PARK


AS TO TENANT:                        MEGAMEDIA NETWORK, INC.

/s/ Mark A. Dolan                    /s/ William A. Mobley
Print Name: Mark A. Dolan            WILLIAM A. MOBLEY


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/s/ A. J. Stanton, Jr.              (For the Corporation and Individually)
Print Name: A. J. Stanton, Jr.